FORM OF SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 8, 2025, by and among Heron Therapeutics, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and permitted assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.       The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B.       Each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the number of (i) shares of common stock, par value $0.01 per share (the “Common Stock”) of the Company and (ii) shares of Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”) of the Company, having the designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions as specified in the Certificate of Designation attached hereto as Exhibit A (the “Certificate of Designation”), set forth below such Purchaser’s name on the signature page of this Agreement. The shares of Common Stock issuable upon conversion of the Preferred Stock (the “Conversion Shares”), together with the shares of Common Stock and Preferred Stock issued and sold hereunder, shall be collectively referred to herein as the “Securities”. The shares of Common Stock and the Conversion Shares shall be collectively referred to herein as the “Shares”. The shares of Common Stock and Preferred Stock are not required to be allocated pro-rata and may be allocated as agreed upon by the Company and each Purchaser as set forth on the signature page hereto.

C.       The Company shall not issue shares of Common Stock hereunder, as well as any shares of Common Stock issued in separate transactions that may be aggregated with the transactions contemplated hereby pursuant to the rules of the Principal Trading Market, in excess of 30,658,359 shares of Common Stock in the aggregate, representing 19.99% of the Company’s outstanding shares of Common Stock immediately prior to the transactions contemplated by the Transaction Documents, in accordance with the rules of the Principal Trading Market (“Nasdaq Conversion Limits”), and the shares of Preferred Stock may not be convertible into shares of Common Stock until the Company receives the required stockholder approval as set forth in Section 4.14 herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“2007 Plan” has the meaning set forth in Section 3.1(g).

“Acquiring Person” has the meaning set forth in Section 4.5.

“Action” has the meaning set forth in Section 3.1(kk).

“Additional Effectiveness Deadline” has the meaning set forth in Section 4.11(a).

“Affiliate” means, with respect to any Person, any other Person that, now or in the future, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Aggregate Purchase Price” means the Subscription Amount to be paid by each Purchaser.

“Agreement” has the meaning set forth in the Preamble.

“Allowable Grace Period” has the meaning set forth in Section 4.11(d)(vii).

“Anti-Bribery and Anti-Money Laundering Laws” has the meaning set forth in Section 3.1(ee).

“Beneficial Ownership Limitation” has the meaning set forth in Section 2.1(a).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the States of New York or North Carolina are authorized or required by law or other governmental action to close.

“Certificate of Designation” has the meaning set forth in the Recitals.

“Closing” means the closing of the purchase and sale of the Securities pursuant to this Agreement.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, in writing, as the case may be, or such other date as the parties may agree.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Common Stock may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which would entitle the holder thereof to acquire, at any time, Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is, at any time, convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means DLA Piper LLP (US).

“Company’s Knowledge” means the actual or constructive knowledge of any director or executive officer (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” has the meaning set forth in the Recitals.

“Covered Persons” has the meaning set forth in Section 3.1(rr).

“Disclosure Document” has the meaning set forth in Section 4.4.

“Disclosure Time” has the meaning set forth in Section 4.4.

“Disqualification Events” has the meaning set forth in Section 3.1(rr).

“DTC” has the meaning set forth in Section 4.1(c).

“EDGAR” has the meaning set forth in Section 4.11(a).

“Effective Date” means the earliest of the date that (a) all of the Shares are covered by an effective Registration Statement, (b) all of the Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) is the one-year anniversary of the Closing Date; provided, that a holder of Securities is not an Affiliate of the Company, or (d) all of the Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Effectiveness Deadline” has the meaning set forth in Section 4.11(a).

“Effectiveness Failure” has the meaning set forth in Section 4.11(c).

“Environmental Laws” has the meaning set forth in Section 3.1(cc).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exchange Rules” has the meaning set forth in Section 3.1(s).

“FDA” has the meaning set forth in Section 3.1(q).

“Filing Date” has the meaning set forth in Section 4.11(a).

“Filing Deadline” has the meaning set forth in Section 4.11(a).

“Filing Failure” has the meaning set forth in Section 4.11(c).

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Grace Period” has the meaning set forth in Section 4.11(d)(xiv).

“Health Care Laws” has the meaning set forth in Section 3.1(kk).

“HIPAA” has the meaning set forth in Section 3.1(kk).

“Indebtedness” has the meaning set forth in Section 3.1(ss).

“Inspectors” has the meaning set forth in Section 4.11(d)(vii).

“Intellectual Property” has the meaning set forth in Section 3.1(p)

“Investment Company Act” has the meaning set forth in Section 3.1(w).

“Irrevocable Transfer Agent Instructions” has the meaning set forth in Section 4.1(d).

“Legend Removal Date” has the meaning set forth in Section 4.1(c).

“Maintenance Failure” has the meaning set forth in Section 4.11(c).

“Material Adverse Effect” means an effect which is, or would reasonably be expected to, be material and adverse to (a) the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, stockholders’ equity or results of operations of the Company and its Subsidiary taken as a whole, and (b) the Company’s ability to timely consummate the transactions contemplated hereby; provided, however, that any of the following, either alone or in combination, shall not be deemed a Material Adverse Effect: (i) effects caused by changes or circumstances affecting general market conditions in the U.S. economy or which are generally applicable to the industry in which the Company operates, (ii) effects resulting from or relating to the announcement or disclosure of the sale of the Securities or other transactions contemplated by the Transaction Documents, or (iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with the Transaction Documents.

“Nasdaq Conversion Limits” has the meaning set forth in the Recitals.

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as options or warrants to purchase such equity securities, or securities of any type whatsoever that are convertible or exchangeable into or exercisable for such equity securities, other than (a) any shares of capital stock or options to purchase shares of capital stock, or other equity-based awards (including restricted stock units), issued or granted to employees (or prospective employees who have accepted an offer of employment), directors or consultants of the Company or any of its subsidiaries, pursuant to any Company stock-based compensation plan approved by the Company’ stockholders or in accordance with the rules of the Principal Trading Market or that exist as of the date of this Agreement; (b) any securities issued by the Company upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of capital stock and are outstanding as of the date of this Agreement or issued pursuant to this Agreement, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the date of this Agreement; (c) any securities issued by the Company as full or partial consideration in connection with a merger, acquisition, consolidation or purchase of all or substantially all of the securities or assets of a corporation or other entity approved by the Company’s Board of Directors, (d) any securities issued by the Company in connection with a transaction with an unaffiliated third party approved by the Company’s Board of Directors that includes a bona fide commercial relationship with the Company (including any joint venture, marketing or distribution arrangement, strategic alliance, collaboration agreement or corporate partnering, intellectual property license agreement or acquisition agreement with the Company) and (e) any securities issued by the Company to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Company’s Board of Directors. For clarity, New Securities does not include securities that may be issued pursuant to any Company at-the-market offering facility.

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Off-Balance Sheet Transaction” has the meaning set forth in Section 3.1(ff).

“Outside Date” means the thirtieth (30th) day following the date of this Agreement.

“Permits” has the meaning set forth in Section 3.1(n).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agent” means Leerink Partners LLC with respect to the offer and sale of the Securities pursuant to this Agreement.

“Plans” has the meaning set forth in Section 3.1(g).

“Preferred Stock” has the meaning set forth in the Recitals, and also includes any other class of securities into which the Preferred Stock may hereafter be reclassified or changed into.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Capital Market.

“Pro Rata Interest” means the number of Securities purchased by each Purchaser, relative to the total number of Securities being sold hereunder.

“Pro Rata Share” means, with respect to a Purchaser, the percentage determined by dividing (a) the number of shares of Common Stock (including all shares of Common Stock issuable or issued upon conversion or exercise of any other outstanding securities of the Company convertible or exercisable in exchange for shares of Common Stock) collectively owned beneficially by such Purchaser immediately prior to the applicable proposed offering of New Securities by (b) the total number of shares of outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion or exercise of any other outstanding securities of the Company convertible or exercisable in exchange for shares of Common Stock and all shares reserved for future issuance pursuant to any equity incentive or similar plan) immediately prior to the applicable proposed offering of New Securities.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Programs” has the meaning set forth in Section 3.1(kk).

“Purchase Price” means (i) in the case of Common Stock, $1.50 per share of Common Stock and (ii) in the case of Preferred Stock, $1.50 per share of Preferred Stock, each subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to the Closing Date.

“Purchaser” or “Purchasers” has the meaning set forth in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Records” has the meaning set forth in Section 4.11(d)(vii).

“Registrable Securities” has the meaning set forth in Section 4.11(a).

“Registration Delay Payments” has the meaning set forth in Section 4.11(c).

“Registration Statement” has the meaning set forth in Section 4.11(a).

“Regulation D” has the meaning set forth in the Recitals.

“Regulation S-X” has the meaning set forth in Section 3.1(i).

“Reporting Period” means the period commencing on the Closing Date and ending on the earliest of: (i) the date as of which the Purchasers may sell all of the Securities under Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act; (ii) the second anniversary of the Closing Date; or (iii) the date on which such Purchaser shall have sold all of the Securities pursuant to a Registration Statement.

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Sanctions” has the meaning set forth in Section 3.1(jj).

“SEC Reports” has the meaning set forth in Section 3.1(h).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Shares” has the meaning set forth in the Recitals.

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock), in each case, solely to the extent it has the same economic effect as a “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Solicitor” has the meaning set forth in Section 3.1(rr).

“Staff” means the staff of the Commission.

“Stockholder Approval Proposal” has the meaning set forth in Section 4.14.

“Subscription Amount” means, with respect to each Purchaser, the aggregate amount to be paid for the Securities purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Subscription Amount” in United States dollars and in immediately available funds.

“Subsidiary” means Heron Therapeutics B.V., a consolidated subsidiary of the Company, and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date of this Agreement.

“Trading Affiliate” has the meaning set forth in Section 3.2(i).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on the Principal Trading Market (other than the OTC Bulletin Board), (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Certificate of Designation, the exhibits attached hereto and any other documents or agreements executed in connection with the transactions contemplated pursuant to this Agreement.

“Transfer Agent” means Computershare Trust Company N.A., the current transfer agent of the Company, with a mailing address of 150 Royall Street, Canton, MA 02021, or any successor transfer agent for the Company.

“Treasury” has the meaning set forth in Section 3.2(q).

“XBRL” has the meaning set forth in Section 3.1(i).

ARTICLE II.
PURCHASE AND SALE

Section 2.1 Closing.

(a)       Amount. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company such number of Securities, equal to the quotient resulting from dividing (1) the Subscription Amount for such Purchaser by (2) the Purchase Price, rounded to the nearest whole share. Notwithstanding the foregoing, the Company shall not issue and sell to a Purchaser, and such Purchaser shall not purchase from the Company any Securities to the extent that such Purchaser determines, in its sole discretion, that such Purchaser (together with such Purchaser’s Affiliates, and any Person acting as a group together with such purchaser or any of such Purchaser’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” shall be 4.99% (or, at the election of the Purchaser, 9.99% or 19.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares of Common Stock on the Closing Date. A Purchaser may, upon notice to the Company, increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 19.99% of the number of shares of the Common Stock outstanding at such time. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. This Section 2.1(a) shall be construed and implemented in a manner otherwise than in strict conformity with its terms if necessary to correct this Section 2.1(a) (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 2.1(a) shall apply to a successor holder of Preferred Stock.

(b)       Closing. The Closing of the purchase and sale of the Securities shall take place remotely by electronic means on the Closing Date or at such other locations or means as the parties may mutually agree.

(c)       Form of Payment; Delivery of the Securities. On or prior to the Closing Date, each Purchaser will pay its Subscription Amount by wire transfer of immediately available funds in accordance with wire instructions provided prior to the Closing Date by the Company to the Purchasers. On or before the Closing Date, the Company will instruct the Transfer Agent to make book-entry notations representing the Securities against delivery to each Purchaser of its respective Subscription Amount and deliver to Purchaser as promptly as practicable after the Closing, evidence from the Transfer Agent of the issuance to Purchaser of their Securities on and as of the Closing Date. The foregoing notwithstanding, if the Purchaser has indicated to the Company at the time of execution of this Agreement a need to settle on a “delivery versus payment” basis, then the Company shall make a book-entry notation reflecting ownership of the Securities whereupon, following receipt of such written confirmation from the Transfer Agent that a book-entry notation has been made, the Purchaser shall then promptly wire its Subscription Amount as provided in this Article II.

Section 2.2 Closing Deliveries.

(a)       At or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i)       this Agreement, duly executed by the Company;

(ii)       the Company shall have filed the Certificate of Designation;

(iii)       a legal opinion of Company Counsel, dated as of the Closing Date, executed by such counsel and addressed to the Purchasers and the Placement Agent, in form and substance reasonably satisfactory to the Purchasers;

(iv)       duly executed Irrevocable Transfer Agent Instructions instructing the Transfer Agent to deliver a book-entry statement evidencing the number of Securities equal to such Purchaser’s number of Securities set forth below such Purchaser’s name on the signature page of this Agreement registered in the name of such Purchaser; and

(v)       the Company shall have provided each Purchaser in writing with the Company’s wire instructions, on Company letterhead and executed by the Chief Financial Officer or her delegate.

(b)       At or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)       this Agreement, duly executed by such Purchaser; and

(ii)       its Subscription Amount in accordance with Section 2.1(c).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Company. Except as disclosed in the SEC Reports, the Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each of the Purchasers and the Placement Agent:

(a)       Subsidiaries. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than its Subsidiary.

(b)       Organization and Qualification. The Company and its Subsidiary have been duly organized, are validly existing as corporations or limited liability entities and are in good standing under the laws of their respective jurisdictions of organization. The Company and its Subsidiary are, and will be, duly licensed or qualified as a foreign corporation for the transaction of business and in good standing under the laws of each other jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such license or qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the SEC Reports.

(c)       Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations contemplated by each of the Transaction Documents to which it is a party. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which the Company constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(d)       No Conflicts. The issue and sale of the Securities, the execution, delivery and performance of the Transaction Documents to which the Company is a party and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its Subsidiary, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or its Subsidiary is a party or by which the Company or its Subsidiary is bound or to which any of the property or assets of the Company or its Subsidiary is subject; (ii) result in any violation of the provisions of the certificate of incorporation, charter or bylaws (or similar organizational documents) of the Company or its Subsidiary; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Subsidiary or any of their properties or assets.

(e)       Filings, Consents and Approvals. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or its Subsidiary or any of their respective properties or assets is required for the issue and sale of the Securities, the execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, or the consummation of the transactions contemplated by the Transaction Documents, except for (i) such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Exchange Act, (ii) the filing with the Commission of one or more Registration Statements in accordance with the requirements of Section 4.11, (iii) filings required by applicable state or foreign securities laws, (iv) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (v) the filing of any requisite notices and/or application(s) to the Principal Trading Market for the issuance, sale and listing of the Shares for trading or quotation, as the case may be, thereon in the time and manner required thereby, (vi) the filings required in accordance with Section 4.4 and (vii) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

(f)       Issuance of Securities. The shares of Common Stock and Preferred Stock have been duly authorized and, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly authorized and validly issued, fully paid and nonassessable and free and clear of all liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. The Conversion Shares have been duly authorized and, when issued in accordance with the terms of the Preferred Stock, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company other than restrictions on transfer provided in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. The Company has reserved from its duly authorized share capital the maximum number of Common Stock issuable pursuant to the Transaction Documents. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

(g)       Capitalization. The authorized capital of the Company as of the date hereof consists of 400,000,000 shares of Common Stock and 2,500,000 shares of undesignated preferred stock, par value $0.01 per share, and upon filing of the Certificate of Designation, 524,141 shares will have been designated as Series A Convertible Preferred Stock, which are convertible into 5,241,410 shares of Common Stock. As of June 30, 2025, there were issued and outstanding a total of 153,252,956 shares of Common Stock and no shares of preferred stock. Under the Company’s Plans (as defined below) (i) options to acquire 29,697,268 shares of Common Stock have been granted and are outstanding, (ii) 4,132,902 restricted stock units have been granted and are outstanding, and (iii) 5,384,050 shares of Common Stock remain available for future issuance to directors, executive officers, employees and consultants of the Company pursuant to the Company’s Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”). Since June 30, 2025, the Company has not issued any equity securities, other than those issued pursuant to the 2007 Plan and any of the Company’s other equity incentive plans disclosed in the SEC Reports (including employee stock purchase plans and any inducement equity plans or awards established in compliance with the rules of its Principal Trading Market) (collectively, together with the 2007 Plan, the “Plans”). Except as disclosed in the SEC Reports and other than the shares of Common Stock reserved for issuance under the 2007 Plan, there are no outstanding options, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Company has an authorized capitalization as set forth in the SEC Reports, and all of the issued shares of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the SEC Reports and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. All of the Company’s options and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, and conform in all material respects to the description thereof contained in the SEC Reports. All of the issued shares of capital stock or other ownership interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Reports, no Person is entitled to preemptive rights, rights of first refusal, rights of participation or similar rights with respect to any securities of the Company, including with respect to the issuance of Securities contemplated hereby. Except as disclosed in the SEC Reports, there are no voting agreements, registration rights agreements or other agreements of any kind between the Company and any other Person relating to the securities of the Company, including the Securities. All of the issued and outstanding shares of capital stock of the Company have been issued in compliance with all applicable federal and state securities laws.

(h)       SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, collectively referred to as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis would not have or reasonably be expected to result in a Material Adverse Effect (including, for this purpose only, any failure to qualify to register the Shares for resale on Form S-3 or which would prevent any Purchaser from using Rule 144 to resell any Securities). As of their respective filing dates, or to the extent corrected by a subsequent restatement, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company is not an issuer subject to Rule 144(i) under the Securities Act.

(i)       Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the SEC Reports comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act (“Regulation S-X”) and present fairly, in all material respects, the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and except that unaudited financial statements may not contain all footnotes required by GAAP, applied on a consistent basis throughout the periods involved. All disclosures contained in the SEC Reports regarding “non-GAAP financial measures” (as defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. There are no financial statements (historical or pro forma) that are required to be included in the SEC Reports that are not so included as required. The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the SEC Reports fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(j)       Material Changes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, since the date of the latest audited financial statements included in the SEC Reports, and, except as disclosed in a subsequent SEC Report filed prior to the date hereof, neither the Company nor its Subsidiary has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities (other than pursuant to employee benefit plans, qualified stock option plans or other equity compensation plans or arrangements existing on the date hereof and disclosed in the SEC Reports), (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its share capital; and since such date, except as disclosed in the SEC Reports, there has not been any change in the share capital, long-term debt, net current assets or short-term debt of the Company or its Subsidiary or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), prospects, results of operations, stockholders’ equity, properties, management or business of the Company and its Subsidiary taken as a whole.

(k)       Litigation. Except as disclosed in the SEC Reports, there are no legal or governmental proceedings pending to which the Company or its Subsidiary is a party or of which any property or assets of the Company or its Subsidiary is the subject that, if determined adversely to the Company, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of the Transaction Documents or the consummation of the transactions contemplated by the Transaction Documents; and to the Company’s Knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(l)       No Labor Dispute; Compliance with Labor Laws. No labor disturbance by or dispute with the employees of the Company or its Subsidiary exists or, to the Company’s Knowledge, is imminent that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiary is in violation of or has received written notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m)       No Default. Except as disclosed in the SEC Reports, neither the Company nor its Subsidiary (i) is in violation of its certificate of incorporation, charter or bylaws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party, by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(n)       Regulatory Permits. The Company and its Subsidiary possess all material certificates, authorizations, clearances, approvals, registrations, exemptions, licenses or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the SEC Reports (“Permits”), and all such Permits are valid, current and in full force and effect, except where the failure to so possess or be valid, current and in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its Subsidiary is in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit. Neither the Company nor its Subsidiary has received any notice of proceedings relating to the revocation or modification of any Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company has not received any written notice denying, revoking or modifying any “approved enterprise,” “benefited enterprise” or “preferred enterprise” status with respect to any of the Company’s facilities or operations.

(o)       Title to Assets. The Company and its Subsidiary have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, that are material to the business of the Company, in each case free and clear of all liens, encumbrances and defects, except for such liens, encumbrances and defects as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiary. All assets held under lease by the Company and its Subsidiary, that are material to the business of the Company, are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Company and its Subsidiary.

(p)       Intellectual Property. The Company and the Subsidiary own, possess, or can acquire or license on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and the Subsidiary’s businesses as now conducted and as proposed to be conducted as described in the SEC Reports, except as such failure to own, possess, acquire or license such rights would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Furthermore, (A) to the Company’s Knowledge, there is no material infringement, misappropriation or violation by third parties of any such Intellectual Property; (B) there is no pending or, to the Company’s Knowledge, threatened, action, suit, proceeding or claim by others challenging the Company’s or the Subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and the Subsidiary, and to the Company’s Knowledge, the Intellectual Property licensed to the Company and the Subsidiary, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is not aware of any facts which would form a reasonable basis for any such claim; (D) the Company’s Intellectual Property as currently or formerly owned, licensed or used by the Company or proposed to be used, and the Company’s conduct of its business as currently and formerly conducted and proposed to be conducted have not, do not and will not infringe, violate or misappropriate the Intellectual Property of any Person, and, except as disclosed in the SEC Reports, the Company has not received any communication and there is no prior, pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiary infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any Subsidiary has received any written notice of such claim and the Company is not aware of any other fact which would form a reasonable basis for any such claim; and (E) each employee and consultant of the Company has entered into an invention assignment agreement with the Company and to the Company’s Knowledge, no employee of the Company or the Subsidiary is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or the Subsidiary or actions undertaken by the employee while employed with the Company or the Subsidiary. “Intellectual Property” shall mean all confidential information, formulas, designs, devices, research and development, methods, processes, compositions, patents, pending patent applications and provisional applications and all issuances, divisions, continuations, continuations-in-part, reissues, extensions, reexaminations and renewals of such patents and applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, Internet domain names, technology, know-how and other intellectual property in the United States and foreign jurisdictions.

(q)       Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiary maintain insurance from nationally recognized, in the applicable country, insurers in such amounts and covering such risks as are commercially reasonable in accordance with all applicable statutes, rules and regulations of the U.S. Food and Drug Administration (“FDA”) and comparable drug regulatory agencies outside of the United States to which such trials and studies are subject and customary practices for companies engaged in similar businesses and similar industries for the conduct of their respective businesses and the value of their respective properties and as are customary for companies engaged in similar businesses in similar industries. All insurance policies of the Company and its Subsidiary are in full force and effect; the Company and its Subsidiary are in compliance with the terms of such policies in all material respects; neither the Company nor its Subsidiary has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Company or its Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)       Transactions With Affiliates and Employees. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the SEC Reports that is not so described.

(s)       Internal Accounting Controls. The Company and the Subsidiary maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective and none of the Company, its Board of Directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company or the Subsidiary who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s Board of Directors has, subject to the exceptions, cure periods and the phase-in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules in respect of the audit committee.

(t)       Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company or, to the Company’s Knowledge, any of the Company’s directors or officers, in their capacities as such, to comply with any provisions of the Sarbanes-Oxley Act that are applicable to the Company or its directors or officers in their capacities as directors or officers of the Company.

(u)       No Other Brokers. Other than the Placement Agent, neither the Company nor its Subsidiary is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against any of them for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(v)       Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents. Assuming the making and the obtaining of the Required Approvals, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(w)       Investment Company. The Company is not, and will not be, after giving effect to the offer and sale of the Securities, (i) required to register as an “investment company” (within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”)) or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(x)       Registration Rights. Except as disclosed in the SEC Reports, and other than each of the Purchasers, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person. There are no contracts, agreements or understandings to require the Company to include any such securities in the Securities proposed to be offered pursuant to the Transaction Documents, except for such contracts, agreements or understandings that have been validly waived in writing prior to the date hereof.

(y)       Exchange Act Registration and Listing of the Common Stock. The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act and listed on the Principal Trading Market; the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Principal Trading Market, nor has the Company received any notification that the Commission or the Financial Industry Regulatory Authority is contemplating terminating such registration or listing. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the shares of Common Stock are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirement of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Securities are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(z)       Disclosure. The Company confirms that it has not provided, and to the Company’s Knowledge, none of its officers or directors nor any other Person acting on its or their behalf has provided any Purchaser or its respective agents or counsel with any information that it believes constitutes material, non-public information regarding the Company or its Subsidiary except (i) such information, including the existence, provisions and terms of the Transaction Documents and the proposed transactions hereunder. that may constitute such information, all of which will be disclosed by the Company in the Press Release or Current Report on Form 8-K as contemplated by Section 4.4 hereof or (ii) to such Purchaser, prior to such disclosure, that has executed a written agreement regarding the confidentiality and use of such information. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof. The Company understands and confirms that the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.

(aa) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, none of the Company, its Subsidiary nor any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Tax Matters. The Company and its Subsidiary have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions (except where the failure to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and have paid all taxes due (except where the failure to pay would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), and no tax deficiency has been determined adversely to the Company or its Subsidiary, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be, asserted against the Company that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(cc) Compliance with Environmental Laws. Except as disclosed in the SEC Reports, neither the Company nor its Subsidiary is in violation of any statute, any rule, regulation, decision or order of any governmental authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Neither the Company nor the Subsidiary anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(dd) No General Solicitation. Neither the Company, nor any Person acting on behalf of the Company, has offered or sold any of the Securities by any form of general solicitation or general advertising.

(ee) Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, the Subsidiary, any of their respective officers, directors, affiliates and employees, and, to the Company’s Knowledge, any of their respective agents has not violated, its participation in the offering will not violate, and the Company and the Subsidiary have instituted and maintain policies and procedures designed to ensure continued compliance with, each of the following laws: (i) anti-bribery laws, including but not limited to, any applicable law, rule or regulation of any locality, including but not limited to any law, rule or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (ii) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S.C. §§ 1956 and 1957, the Patriot Act, the Bank Secrecy Act and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, “Anti-Bribery and Anti-Money Laundering Laws”).

(ff) Off-Balance Sheet Arrangements. There are no transactions, arrangements or other relationships between and/or among the Company, and/or, to the Company’s Knowledge, any of its Affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off-Balance Sheet Transaction”) that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources, including those Off-Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), and are required to be described in the SEC Reports, which have not been described as required.

(gg) Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s-length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh)  Regulation M Compliance. The Company and its controlled affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities.

(ii)       PFIC. Subject to the qualifications and assumptions set forth in the SEC Reports, the Company is not, and upon the sale of the Securities contemplated hereby does not expect to become, a “passive foreign investment company” (as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder).

(jj) Office of Foreign Assets Control. Neither the Company nor the Subsidiary, nor any or their directors, officers or employees, nor, to the Company’s Knowledge, any agent, affiliate or representative of the Company or the Subsidiary, is an individual or entity that is, or is owned or controlled by an individual or entity that is: (i) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea and Syria). Neither the Company nor the Subsidiary will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity: (i) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past five years, neither the Company nor the Subsidiary has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(kk) Compliance with Healthcare Laws and Regulations. Except as disclosed in the SEC Reports, the Company and the Subsidiary and, to the Company’s Knowledge, their respective directors, employees and agents (while acting in such capacity) are in material compliance with all health care laws applicable to the Company and the Subsidiary, or any of their products or activities, including, but not limited to, the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), the Stark law (42 U.S.C. § 1395nn), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921 et seq.) (“HIPAA”), all criminal laws relating to healthcare fraud and abuse, including but not limited to 18 U.S.C. §§ 286 and 287, the healthcare fraud criminal provisions under HIPAA, the exclusion laws (42 U.S.C. § 1320a-7), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), the Controlled Substances Act (21 U.S.C. § 801 et seq.), the Public Health Service Act (42 U.S.C. § 201 et seq.), the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. § 263a), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), TRICARE (10 U.S.C. § 1071 et seq.), any state corporate practice or fee-splitting prohibitions, and any state or federal anti-markup or comparable laws or regulations, the regulations promulgated pursuant to such laws, and any other state, federal or foreign law, accreditation standards, regulation, memorandum, opinion letter or other issuance which imposes requirements on the manufacturing, development, testing, labeling, advertising, marketing or distribution of drugs, biologics and medical devices, kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care, clinical laboratory or diagnostics products or services (collectively, “Health Care Laws”). None of the Company, the Subsidiary or any of their respective officers, directors, employees or, to the Company’s Knowledge, agents, have engaged in activities which are, as applicable, cause for false claims liability, civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, TRICARE or any other state or federal healthcare program (collectively, the “Programs”). Except as disclosed in the SEC Reports, none of the Company or the Subsidiary has received any notification, correspondence or any other written or, to the Company’s Knowledge, oral communication, including notification of any pending or threatened claim, suit, proceeding, hearing, enforcement, investigation, arbitration or other action (“Action”) from any governmental authority, including, without limitation, the FDA, the EMA, Health Canada, the United States Federal Trade Commission, the United States Drug Enforcement Administration, CMS, HHS’s Office of Inspector General, the United States Department of Justice and state Attorneys General or similar agencies of potential or actual non-compliance by, or liability of, the Company or the Subsidiary under any Health Care Laws, except, with respect to any of the foregoing, such as would not, individually or in the aggregate, be material to the Company or the Subsidiary. Except as disclosed in the SEC Reports, to the Company’s Knowledge, there are no facts or circumstances that would reasonably be expected to give rise to material liability of the Company or the Subsidiary under any Health Care Laws. Except as disclosed in the SEC Reports, neither the Company nor its Subsidiary is a party to, and has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any governmental or regulatory authority. Additionally, none of the Company, its Subsidiary or any of its respective employees, officers or directors, nor to the Company’s Knowledge, any of its agents, has been excluded, suspended or debarred from participation in any Program or human clinical research or, to the Company’s Knowledge, is subject to a governmental inquiry, investigation, proceeding, or other similar Action that could reasonably be expected to result in debarment, suspension, or exclusion. The statements with respect to Health Care Laws and the Company’s and the Subsidiary’s compliance therewith included in the SEC Reports fairly summarize the matters therein described.

(ll) Shell Company. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is not, and has never been, an issuer identified in, or subject to, Rule 144(i)(1) of the Securities Act.

(mm) No Additional Agreements. The Company does not have any agreement or understanding with any Purchaser with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents or any written agreement regarding the confidentiality and use of confidential information.

(nn) Clinical Trials. The studies, tests and preclinical and clinical trials conducted by or on behalf of, or sponsored by, the Company or the Subsidiary, or in which the Company or the Subsidiary have participated, that are described in the SEC Reports, or the results of which are referred to in the SEC Reports, were and, if still pending, are being conducted in all material respects in accordance with the protocols, procedures and controls established for each such study, test or preclinical or clinical trial and pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company or the Subsidiary and all applicable statutes, rules and regulations of the regulatory agencies to which they are subject, including without limitation the Health Care Laws, including 21 C.F.R. Parts 50, 54, 56, 58, 312 and 812; the descriptions of the results of such studies, tests and trials contained in the SEC Reports do not contain any misstatement of a material fact or omit a material fact necessary to make such statements not misleading; the Company has no knowledge of any studies, tests or trials not described in the SEC Reports the results of which reasonably call into question in any material respect the results of the studies, tests and trials described in the SEC Reports; and neither the Company nor the Subsidiary has received any notices or other correspondence from the FDA, the EMA, Health Canada or any other foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or comparable authority requiring or threatening the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of, or sponsored by, the Company or in which the Company has participated, and, to the Company’s Knowledge, there are no reasonable grounds for the same. Except as disclosed in the SEC Reports, there has not been any violation of law or regulation by the Company or the Subsidiary in their respective product development efforts, submissions or reports to any regulatory authority that could reasonably be expected to require investigation, corrective action or enforcement action.

(oo)       Absence of Settlement Agreements or Undertakings. The Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental authority.

(pp) Material Contracts. There are no contracts or other documents required to be described in the SEC Reports or filed as exhibits to the SEC Reports pursuant to Item 601 of Regulation S-K that are not described and filed as required. The statements made in the SEC Reports, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed pursuant to Item 601 of Regulation S-K, constitute accurate summaries of the terms of such contracts and documents in all material respects. Except as disclosed in the SEC Reports, neither the Company nor its Subsidiary has knowledge that any other party to any such contract or other document filed pursuant to Item 601 of Regulation S-K has any intention not to render full performance as contemplated by the terms thereof.

(qq) Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including the Subsidiary, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the SEC Reports.

(rr) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s Knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(ss) Solvency. Except as disclosed in SEC Reports, based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing Indebtedness (as defined below) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur Indebtedness beyond its ability to pay such Indebtedness as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its Indebtedness). For the purposes of this Agreement, “Indebtedness” means except as disclosed in the SEC Report, (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor the Subsidiary is in default with respect to any Indebtedness.

(tt) Form S-3 Eligibility. The Company is currently eligible to register the resale of the Shares by the Purchaser on Form S-3 promulgated under the Securities Act.

Section 3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company and the Placement Agent as follows:

(a)       Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, limited liability company or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by such Purchaser and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable entity action, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)       No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c)       Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities, as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum period of time and reserves the right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any person or entity; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d)       Purchaser Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)       General Solicitation. Such Purchaser acknowledges and agrees that the Purchaser is purchasing the Securities directly from the Company. Such Purchaser became aware of this offering of the Securities solely by means of direct contact from the Placement Agent or directly from the Company as a result of a pre-existing, substantive relationship with the Company or the Placement Agent, and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, Affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons. The Securities were offered to such Purchaser solely by direct contact between the Purchaser and the Company, the Placement Agent and/or their respective representatives. Such Purchaser did not become aware of this offering of the Securities, nor were the Securities offered to the Purchaser, by any other means, and none of the Company, the Placement Agent and/or their respective representatives acted as investment advisor, broker or dealer to such Purchaser. Such Purchaser is not purchasing the Securities as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

(f)       Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g)       Acknowledgment of Risks.

(i)       Such Purchaser acknowledges and understands that its investment in the Securities involves a significant degree of risk, including, without limitation: (i) the Company remains a development stage business with limited operating history and requires substantial funds in addition to the proceeds from the sale of the Securities; (ii) an investment in the Company is speculative, and only Purchasers who can afford the loss of their entire investment should consider investing in the Company and the Securities; (iii) such Purchaser may not be able to liquidate its investment; (iv) transferability of the Securities is extremely limited; (v) in the event of a disposition of the Securities, such Purchaser could sustain the loss of its entire investment; and (vi) the Company has not paid any dividends on its Common Stock since inception and does not anticipate the payment of dividends in the foreseeable future. Such risks are more fully set forth in the public filings made by the Company with the Commission;

(ii)       Such Purchaser is able to bear the economic risk of holding the Securities for an indefinite period, and has knowledge and experience in financial and business matters such that it is capable of evaluating the risks of the investment in the Securities;

(iii)       Such Purchaser has, in connection with such Purchaser’s decision to purchase Securities, not relied upon any representations or other information (whether oral or written) other than as set forth in the representations and warranties of the Company contained in the Transaction Documents and in the SEC Reports, and such Purchaser has, with respect to all matters relating to the Transaction Documents and the offer and sale of the Securities, relied solely upon the advice of such Purchaser’s own counsel and has not relied upon or consulted any counsel to the Company; and

(iv)       Such Purchaser acknowledges that the Company is entering into this Agreement with such Purchaser in reliance on such Purchaser’s understanding, acknowledgment and agreement that the Company is privy to material non-public information regarding the Company (collectively, the “Non-Public Information”), which Non-Public Information may be material to a reasonable investor, such as such Purchaser, when making investment decisions, including the decision to enter into this Agreement. Such Purchaser’s decision to enter into the this Agreement is being made with full recognition and acknowledgment that the Company is privy to the Non-Public Information, irrespective of whether such Non-Public Information has been provided to such Purchaser. Such Purchaser hereby waives any claim, or potential claim, it has or may have against the Company relating to the Company’s possession of Non-Public Information.

(h)       Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiary and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the SEC Reports and the Company’s representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(i)       Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that such Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither the Purchaser nor any Affiliate of such Purchaser which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Purchaser’s investments or trading or information concerning such Purchaser’s investments, including in respect of the Securities, and (z) is subject to such Purchaser’s review or input concerning such Affiliate’s investments or trading (each a “Trading Affiliate”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser or Trading Affiliate, effected or agreed to effect any purchases or sales of the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities). Notwithstanding the foregoing, in the case of a Purchaser and/or Trading Affiliate that is, individually or collectively, a multi-managed investment bank or vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(j)       Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(k)       Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(l)       Reliance on Exemptions. Such Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company and the Placement Agent are relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.

(m)       No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(n)       Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchasers.

(o)       Intentionally Omitted.

(p)       Residency. Such Purchaser’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

(q)       Anti-Money Laundering Laws. Such Purchaser represents and warrants to, and covenants with, the Company that: (i) such Purchaser is in compliance with the regulations administered by the U.S. Department of the Treasury (“Treasury”) Office of Foreign Assets Control; (ii) such Purchaser, its parents, subsidiaries, affiliated companies, officers, directors and partners, and to such Purchaser’s knowledge, its stockholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern subject to special measures under Section 311 of the USA PATRIOT Act, Pub. L. 107-56; (iii) to such Purchaser’s knowledge, the funds to be used to acquire the Securities are not derived from activities that contravene applicable anti-money laundering laws and regulations; (iv) such Purchaser is in compliance with all other applicable anti money laundering laws and regulations and has implemented anti money laundering procedures that comply with applicable anti-money laundering laws and regulations, including, as applicable, the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107 56; and (v) to the best of its knowledge (A) none of the funds to be provided by such Purchaser are being tendered on behalf of a person or entity who has not been identified to such Purchaser, and (B) upon the reasonable request of the Company, such Purchaser agrees to re-certify in writing the representations, warranties and covenants provided in this paragraph.

(r)       No “Bad Actor” Disqualification Events. Neither (i) the Purchaser, (ii) any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members, nor (iii) any beneficial owner of the Company’s voting equity securities (in accordance with Rule 506(d) of the Securities Act) held by the Purchaser is subject to any Disqualification Event, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the Closing in writing in reasonable detail to the Company.

(s)       Representations by Non-United States Persons. If Purchaser is not a United States person, the Purchaser hereby represents that the Purchaser has satisfied the laws of the Purchaser’s jurisdiction in connection with any invitation to subscribe for the Securities or any use of the Transaction Documents, including (i) the legal requirements within the Purchaser’s jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Purchaser’s subscription and payment for, and the Purchaser’s continued beneficial ownership of, the Securities will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

Section 3.3 No Other Representations and Warranties. The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

Section 4.1 Transfer Restrictions.

(a)       Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge, as contemplated in Section(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act or applicable state securities law. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement with respect to such transferred Securities.

(b)       Legends. Any certificates or book-entry notations shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section (c):

THE OFFER AND SALE OF THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES; PROVIDED THAT IN CONNECTION WITH ANY FORECLOSURE OR TRANSFER OF THE SECURITIES, THE TRANSFEROR SHALL COMPLY WITH THE PROVISIONS HEREIN, IN THE SECURITIES PURCHASE AGREEMENT, AND UPON FORECLOSURE OR TRANSFER OF THE SECURITIES, SUCH FORECLOSING PERSON OR TRANSFEREE SHALL COMPLY WITH ALL PROVISIONS CONTAINED HEREIN, IN THE SECURITIES PURCHASE AGREEMENT.

The Company acknowledges and agrees that a Purchaser may from time to time pledge, and/or grant a security interest in, some or all of the legended Securities in connection with applicable securities laws, pursuant to a bona fide margin agreement in compliance with a bona fide margin loan. Such a pledge would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion shall be required in connection with a subsequent transfer or foreclosure following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge, but Purchaser shall promptly notify the Company of any such subsequent transfer or foreclosure. Each Purchaser acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Purchaser and its pledgee or secured party. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as such Purchaser may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Each Purchaser acknowledges and agrees that, except as otherwise provided in Section (c), any Securities subject to a pledge or security interest as contemplated by this Section (b) shall continue to bear the legend set forth in this Section (b) and be subject to the restrictions on transfer set forth in Section (a).

(c)       Removal of Legends. The legend set forth in Section (b) above shall be removed and the Company shall issue a book-entry notation (or certificate, as applicable) to suchholder or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the Securities Act (provided that, if the Purchaser is selling pursuant to the effective registration statement registering the Securities for resale, the Purchaser hereby agrees to only sell such Securities during such time that such registration statement is effective and not withdrawn or suspended, and only as permitted by such registration statement), (ii) such Securities are sold or transferred pursuant to Rule 144, or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions. Following the earlier of (i) the Effective Date and (ii) Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions, the Company shall cause Company Counsel, or any subsequent counsel, to issue a legal opinion to the Transfer Agent or the Purchaser promptly if required by the Transfer Agent to effect the removal of the legend hereunder. Any fees (with respect to the Transfer Agent, Company Counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. Following the Effective Date, or at such earlier time as a legend is no longer required for certain Securities, the Company will, no later than two (2) Trading Days following the delivery by a Purchaser to the Company (with written notice to the Company) of a book-entry notation representing Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in the form necessary to affect the reissuance and/or transfer) and an opinion of counsel to the extent required by Section 4.1(a) (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a book-entry notation free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section (c). Book-entry notations subject to legend removal hereunder may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

(d)       Irrevocable Transfer Agent Instructions. The Company shall issue irrevocable instructions to its Transfer Agent, and any subsequent Transfer Agent to issue to the Purchasers (or in such nominee’s name(s) as designated by a Purchaser) book-entry notations representing the Securities set forth under “Purchase of Securities” on the signature pages hereto (the “Irrevocable Transfer Agent Instructions”). The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section (d) (or instructions that are consistent therewith) will be given by the Company to the Transfer Agent in connection with this Agreement (other than those instructions contemplated in Section 2.2(a)(iii)) and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents and applicable law. The Company acknowledges that a breach by it of its obligations under this Section (d) will cause irreparable harm to a Purchaser. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section (d) will be inadequate and agrees, in the event of a breach by the Company of the provisions of this Section (d), that a Purchaser shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(e)       Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act. While the Registration Statement remains effective, each Purchaser hereunder may sell the Securities in accordance with the plan of distribution contained in the Registration Statement and if it does so it will comply therewith and with the related prospectus delivery requirements unless an exemption therefrom is available. Each Purchaser, severally and not jointly with the other Purchasers, agrees that if it is notified by the Company in writing at any time that the Registration Statement registering the resale of the Securities is not effective or that the prospectus included in such Registration Statement no longer complies with the requirements of Section 10 of the Securities Act, the Purchaser will refrain from selling such Securities until such time as the Purchaser is notified by the Company that such Registration Statement is effective or such prospectus is compliant with Section 10 of the Securities Act, unless such Purchaser is able to, and does, sell such Securities pursuant to an available exemption from the registration requirements of Section 5 of the Securities Act. Both the Company and its Transfer Agent, and their respective directors, officers, employees and agents, may rely on this Section (e) and each Purchaser hereunder will indemnify and hold harmless each of such persons from any breaches or violations of this Section (e).

(f)       If the Company fails to (i) issue and deliver (or cause to be delivered) to a Purchaser by the Legend Removal Date a certificate representing the shares of Common Stock so delivered to the Company by such Purchaser that is free from all restrictive and other legends or (ii) if after the Legend Removal Date, such Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that such Purchaser anticipated receiving from the Company without any restrictive legend, then, the Company shall pay to Purchaser, as such Purchaser’s sole remedy, an amount equal to the excess of such Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Shares that the Company was required to deliver to such Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by such Purchaser to the Company of the applicable Shares and ending on the date of such delivery and payment under this clause (f).

Section 4.2 Furnishing of Information. In order to enable the Purchasers to sell the Shares under Rule 144, for a period of twelve (12) months from the Closing, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such twelve (12)-month period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares under Rule 144.

Section 4.3 Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction unless stockholder approval is obtained before the closing of such subsequent transaction.

Section 4.4 Securities Laws Disclosure; Publicity. The Company shall, by 9:00 A.M., New York City time, on the first (1st) Business Day immediately following the date of this Agreement (the “Disclosure Time”), issue a press release or file with the Commission a Current Report on Form 8-K (the “Disclosure Document”) disclosing all material terms of this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby, the transaction and any other material, nonpublic information that the Company or any of its representatives, Affiliates, officers, directors, or employees or agents has provided to the Purchasers or any of the Purchasers’ Affiliates, attorneys, agents or representatives at any time prior to the issuance or filing of the Disclosure Document; provided, that the Company shall provide the Purchasers with a draft of the Disclosure Document sufficiently in advance of the Disclosure Time to provide the Purchasers with a reasonable opportunity to review and provide comments to the Company with respect to the Disclosure Document, which comments the Company shall consider in good faith. Upon the issuance of the Disclosure Document, the Purchasers and the Purchasers’ Affiliates, attorneys, agents and representatives shall not be in possession of any material, non-public information received from the Company, any Subsidiary or any of their respective representatives, Affiliates, officers, directors, or employees or agents. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until the earlier of (a) the Disclosure Time and (b) the issuance or filing of the Disclosure Document, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Upon the earlier of (i) the Disclosure Time and (ii) the issuance or filing of the Disclosure Document, each Purchaser shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Company, any Subsidiary or any of their respective representatives, Affiliates, officers, directors, employees or agents. The Company understands and confirms that such Purchaser and its Affiliates will rely on the foregoing representations in effecting transactions in securities of the Company. Notwithstanding anything in this Agreement to the contrary, the Company (A) shall not publicly disclose the name of any Purchaser or any of its Affiliates or advisers, or include the name of such Purchaser or any of its Affiliates or advisers in any press release, without the prior written consent of such Purchaser and (B) shall not publicly disclose the name of any Purchaser or any of its Affiliates or advisers, or include the name of such Purchaser or any of its Affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of such Purchaser, except (1) as required by the federal securities laws, rules or regulations and (2) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Principal Trading Market, in which case of clause (1) or (2), the Company shall provide such Purchaser with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with such Purchaser regarding such disclosure.

Section 4.5 Stockholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, in either case solely by virtue of receiving Securities under the Transaction Documents or under any other written agreement between the Company and the Purchasers.

Section 4.6 Non-Public Information. (a) Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, including this Agreement and the information contained in it, or as expressly required by any applicable securities law, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, including its representatives, affiliates, officers, directors, employees or agents, will provide any Purchaser or any of Purchaser’s Affiliates, attorneys, agents or representatives with any information regarding the Company that the Company believes constitutes material non-public information regarding the Company or its Subsidiary without the express written consent of such Purchaser or any of Purchaser’s Affiliates, attorneys, agents or representatives, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company or any of its officers, directors, agents, employees or Affiliates, or a duty to the Company or any of its officers, directors, agents, employees or Affiliates, not to trade on the basis of such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or the Subsidiary, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

Section 4.7 Principal Trading Market Listing. Prior to the Closing, the Company shall prepare and file with such Principal Trading Market an additional shares listing application covering all of the Shares and shall use its commercially reasonable efforts to take all steps necessary to cause all of the Shares to be approved for listing on the Principal Trading Market as promptly as possible thereafter. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares, and will take such other action as is necessary to cause all of the Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

Section 4.8 Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification).

Section 4.9 Delivery of Shares After Closing. Subject to the satisfaction of each Purchaser’s obligations under the Transaction Documents, the Company shall deliver, or cause to be delivered, a book-entry statement evidencing the Securities as promptly as practicable and in any event no later than one Trading Day after the Closing.

Section 4.10 Short Sales. Each Purchaser covenants that neither it nor any Affiliates acting on its behalf or pursuant to any understanding with it will execute any Short Sales or otherwise seek to hedge its position in the Company’s securities during the period from the date hereof until the earlier of (i) the Effective Date or (ii) the date this Agreement is terminated in full. Each Purchaser understands and acknowledges that the Commission currently takes the position that coverage of short sales of Common Stock “against the box” prior to effectiveness of a resale registration statement with securities included in such registration statement would be a violation of Section 5 of the Securities Act, as set forth in Item 239.10 of the Securities Act Rules Compliance and Disclosure Interpretations compiled by the Office of Chief Counsel, Division of Corporation Finance.

Section 4.11 Registration Rights of Purchasers.

(a)       Mandatory Registration. The Company agrees that, within thirty (30) calendar days following the Closing Date (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement on appropriate form registering the resale of the full amount of Shares (and any other equity security issued or issuable with respect to the Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, the “Registrable Securities”) and naming each Purchaser as a selling shareholder thereunder (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but in any event no later than sixty (60) calendar days after the Closing Date (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) calendar days after the Closing Date if the Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further that the Company shall have the Registration Statement declared effective within three (3) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Upon a Purchaser’s timely request, the Company shall provide a draft of the Registration Statement to such Purchaser at least three (3) Business Days in advance of the date of filing the Registration Statement with the Commission (the “Filing Date”), and Purchaser shall provide any comments on the Registration Statement to the Company no later than two (2) Business Daysimmediately preceding the Filing Date. Upon notification by the Commission that any Registration Statement has been declared effective by the Commission, within two (2) Business Day thereafter, the Company shall file the final prospectus under Rule 424 of the Securities Act. In no event shall a Purchaser be identified as a statutory underwriter in the Registration Statement unless requested by the Commission; provided, that if the Commission requests that Purchaser be identified as a statutory underwriter in the Registration Statement, such Purchaser will have the option, in its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement, in which case the Company’s obligation to register the Registrable Securities will be deemed satisfied or (ii) be included as such in the Registration Statement. Subject to any comments from the Staff, such Registration Statement shall include the plan of distribution attached hereto as Exhibit B. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the Purchasers beneficially owning (as determined pursuant to Rule 13d-3 under the Exchange Act) a majority of the Registrable Securities. The Company shall notify the Purchasers by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective or is supplemented and shall provide the Purchasers with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby. The Company’s obligations to furnish, provide, deliver or make available copies of any report or statement under this Agreement shall be deemed satisfied if the same is filed with the Commission through its Electronic Data Gathering Analysis and Retrieval system (“EDGAR”).

(b)       Rule 415; Cutback. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the Registrable Securities proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Registrable Securities by the applicable stockholders or otherwise (and notwithstanding that the Company used diligent efforts to advocate with the staff of the Commission for the registration of all or a greater portion of the Registrable Securities), such Registration Statement shall register for resale such number of Registrable Securities which is equal to the maximum number of Registrable Securities as is permitted by the Commission. In such event, the number of Registrable Securities or other shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file one or more new Registration Statement(s) (such amendment or new Registration Statement shall also be deemed to be a Registration Statement hereunder) to register such additional Registrable Securities and cause such amendment or Registration Statement(s) to become effective as promptly as practicable after the filing thereof, but in any event no later than 45 calendar days after the filing of such Registration Statement (the “Additional Effectiveness Deadline”); provided, that the Additional Effectiveness Deadline shall be extended to 90 calendar days after the filing of such Registration Statement if such Registration Statement is reviewed by, and comments thereto are provided from, the Commission; provided, further, that the Company shall have the Registration Statement declared effective within three (3) Business Days after the date the Company is notified (orally or in writing, whichever is earlier) by the staff of the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Any failure by the Company to file a Registration Statement by the Effectiveness Deadline or Additional Effectiveness Deadline shall not otherwise relieve the Company of its obligations to file or effect a Registration Statement as set forth in this Section 4.11(b).

(c)       Effect of Failure to File and Obtain and Maintain Effectiveness of Registration Statement. Subject to paragraph (b) above, if either: (i) a Registration Statement covering all of the Registrable Securities required to be covered thereby and required to be filed by the Company pursuant to this Agreement is: (A) not filed with the Commission on or before the Filing Deadline (a “Filing Failure”), or (B) not declared effective by the Commission on or before the Effectiveness Deadline or Additional Effectiveness Deadline, as the case may be (an “Effectiveness Failure”), or (ii) on any day during the Reporting Period and after the Effective Date, sales of all of the Registrable Securities required to be included on such Registration Statement cannot be made (other than (A) during an Allowable Grace Period (as defined below) or (B) if the Registration Statement is on Form S-1, for a period of fifteen (15) days following the date the Company files a post-effective amendment to incorporate the Company’s Annual Report on Form 10-K) pursuant to such Registration Statement (including, without limitation, because of a failure to keep such Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to such Registration Statement or to register a sufficient number of shares of Common Stock) (a “Maintenance Failure”), then, in addition to any other rights the holders may have under the Transaction Documents or under applicable law, the Company shall pay to each holder of Registrable Securities relating to such Registration Statement an amount in cash equal to one percent (1.0%) of such holder’s Pro Rata Interest in the Aggregate Purchase Price on each of the following dates: (x) the day of a Filing Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) thereafter until such Filing Failure is cured; (y) the day of an Effectiveness Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) thereafter until such Effectiveness Failure is cured; and (z) the initial day of a Maintenance Failure and on every thirtieth (30th) day (prorated for periods totaling less than thirty (30) days) thereafter until such Maintenance Failure is cured. The payments to which a holder shall be entitled pursuant to this Section (c) are referred to herein as “Registration Delay Payments”; provided, that no Registration Delay Payments shall be required following the termination of the Reporting Period; provided further, that in no event shall the aggregate Registration Delay Payments accruing under this Section (c) exceed ten percent (10%) of a holder’s Pro Rata Interest in the Aggregate Purchase Price (i.e., corresponding to a total delay of six (6) months). The first such Registration Delay Payment shall be paid within three (3) Business Days after the event or failure giving rise to such Registration Delay Payment occurred and all other Registration Delay Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Registration Delay Payments are incurred and (II) the third (3rd) Business Day after the event or failure giving rise to the Registration Delay Payments is cured.

(d)       Related Obligations. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section (a) hereof, the Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(i)       The Company shall submit to the Commission, within three (3) Business Days after the Company learns that no review of a particular Registration Statement will be made by the Staff or that the Staff has no further comments on a particular Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company shall keep each Registration Statement effective at all times with respect to each Purchaser’s Registrable Securities until the expiration of the Reporting Period. The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.

(ii)       The Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Reporting Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement.

(iii)       Upon request of a Purchaser, the Company shall furnish to such Purchaser without charge, (A) promptly after the Registration Statement including such Purchaser’s Registrable Securities is prepared and filed with the Commission, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, and if requested by the Purchaser, all exhibits and each preliminary prospectus, (B) upon the effectiveness of any Registration Statement, ten (10) copies of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Purchaser may reasonably request) and (C) such other documents, including copies of any preliminary or final prospectus, as the Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities.

(iv)       The Company shall notify the Purchasers in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided, that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and upon request deliver ten (10) copies of such supplement or amendment to the Purchasers (or such other number of copies as the Purchasers may reasonably request). Unless such information is publicly available, the Company shall also promptly notify the Purchasers in writing (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Purchasers by electronic mail on the same day of such effectiveness), (B) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or related information, and (C) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(v)       The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Purchaser who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding for such purpose.

(vi)       If a Purchaser is required under applicable securities law to be described in the Registration Statement as an underwriter, at the reasonable request of the Purchaser, the Company shall furnish to the Purchaser, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Purchaser may reasonably request, (A) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Purchaser, and (B) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Purchaser.

(vii)       If a Purchaser is required under applicable securities law to be described in the Registration Statement as an underwriter, upon the written request of the Purchaser in connection with the Purchaser’s due diligence requirements, if any, the Company shall make available for inspection by (A) the Purchaser and its legal counsel and (B) one (1) firm of accountants or other agents retained by the Purchaser (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector solely for the purpose of establishing a due diligence defense under underwriter liability under the Securities Act, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to the Purchaser) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (1) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (2) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (3) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Purchaser agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order preventing disclosure of, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the Purchaser) shall be deemed to limit the Purchaser’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws.

(viii)       The Company shall hold in confidence and not make any disclosure of information concerning the Purchasers provided to the Company unless (A) disclosure of such information is necessary to comply with federal or state securities laws, (B) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (C) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction or (D) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Purchasers is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Purchasers and allow the Purchasers, at each Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order preventing disclosure of, such information.

(ix)       The Company shall cooperate with the Purchasers and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request and registered in such names as the Purchasers may request.

(x)       If requested by a Purchaser, the Company shall, as soon as practicable, (A) incorporate in a prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (B) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (C) supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser.

(xi)       The Company shall use commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(xii)       The Company shall otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission in connection with any registration hereunder.

(xiii)       Within two (2) Business Days after a Registration Statement that covers Registrable Securities is declared effective by the Commission, the Company shall deliver to the transfer agent for such Registrable Securities (with copies to the Purchasers) confirmation that such Registration Statement has been declared effective by the Commission.

(xiv)       Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors and its counsel, in the best interest of the Company and, in the opinion of outside counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (A) notify the Purchasers in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchasers or subject the Purchasers to any duty of confidentiality) and the date on which the Grace Period will begin, and (B) notify the Purchasers in writing of the date on which the Grace Period ends (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchasers or subject the Purchasers to any duty of confidentiality); and, provided further, that there shall be no more than two (2) Grace Periods and each such Grace Periods shall not exceed an aggregate of thirty (30) consecutive Trading Days during any three hundred and sixty-five (365) day period and the first day of any Grace Period must be at least fifteen (15) days after the last day of any prior Grace Period (each, an “Allowable Grace Period”). For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Purchasers receive the notice referred to in clause (a) and shall end on and include the later of the date the Purchasers receive the notice referred to in clause (b) and the date referred to in such notice. The provisions of Section (v) hereof shall not be applicable during the period of any Allowable Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section (iv) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of any Purchaser in accordance with the terms of this Agreement in connection with any sale of Registrable Securities with respect to which a Purchaser has entered into a contract for sale, and delivered a copy of the prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirement exists), prior to the Purchaser’s receipt of the notice of a Grace Period and for which the Purchaser has not yet settled.

(xv)       Neither the Company nor any Subsidiary or affiliate thereof shall identify any Purchaser as an underwriter in any public disclosure or filing with the Commission or any applicable Trading Market without the prior written consent of such Purchaser, and any Purchaser being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement.

(e)       Indemnification by the Company. The Company shall indemnify and hold harmless each Purchaser, the officers, directors, members, partners, agents, investment advisors and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other Persons with a functionally equivalent role of a Person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (i) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Agreement, except to the extent, but only to the extent, that (A) such untrue statements or omissions are based solely upon information regarding such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Purchaser expressly for use in a Registration Statement, such Prospectus or in any amendment or supplement thereto (it being understood that the Purchaser has approved Exhibit B hereto for this purpose) or (B) the use by such Purchaser of an outdated, defective or otherwise unavailable Prospectus after the Company has notified such Purchaser in writing that the Prospectus is outdated, defective or otherwise unavailable for use by such Purchaser. The Company shall notify the Purchasers promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Registrable Securities by any of the Purchaser.

(f)       Indemnification by Purchaser. Each Purchaser shall, severally and not jointly with any other Purchaser or selling stockholder named in the Registration Statement, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Purchaser to the Company expressly for inclusion in such Registration Statement or such Prospectus or (ii) to the extent, but only to the extent, that such information relates to such Purchaser’s information provided to the Company for inclusion in the Registration Statement and was reviewed and expressly approved in writing by such Purchaser expressly for use in a Registration Statement (it being understood that the Purchaser has approved Exhibit B hereto for this purpose), such Prospectus or in any amendment or supplement thereto. In no event shall the liability of a selling Purchaser be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Purchaser in connection with any claim relating to this Section 4.11(f) and the amount of any damages such Purchaser has otherwise been required to pay by reason of such untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(g)       Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable and documented fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

(i)       An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the reasonable and documented fees and expenses of such counsel shall be at the expense of such Indemnified Party(ies) unless: (A) the Indemnifying Party has agreed in writing to pay such reasonable and documented fees and expenses, (B) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (C) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable and documented fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(ii)       Subject to the terms of this Agreement, all reasonable and documented fees and expenses of the Indemnified Party (including reasonable and documented fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Trading Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such reasonable and documented fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

(h)       Contribution. If the indemnification under Sections 4.11(e) or (f) is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable and documented attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such reasonable and documented fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section (h) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Purchaser of Registrable Securities be greater in amount than the dollar amount of the proceeds received by it upon the sale of the Registrable Securities giving rise to such contribution obligation. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

(i)       For purposes of this Section 4.11 of this Agreement, “Purchaser” shall include any person to which the rights under this Section 4.11 shall have been duly assigned.

(j)       Preservation of Rights. During the period between the Closing Date and the Effective Date, the Company shall not (i) grant any registration rights to third parties which are more favorable than or inconsistent with the rights granted hereunder, or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

Section 4.12 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes attached hereto, and shall not use such proceeds in violation of Anti-Bribery and Anti-Money Laundering Laws or Sanctions.

Section 4.13 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to the Transaction Documents.

Section 4.14 Stockholder Approval. The Company agrees that, within the Filing Deadline, the Company will prepare and file with the Commission (at the Company’s sole cost and expense) a preliminary proxy statement, as it may be amended or supplemented from time to time, related to the consideration of the proposal to approve the issuance of the Conversion Shares upon conversion of the Preferred Stock (the “Stockholder Approval Proposal”) at an annual or special meeting of stockholders. Upon receipt of the requisite votes of the Company’s stockholders required to approve the Stockholder Approval Proposal, the shares of Preferred Stock shall automatically convert into Common Stock, and the Company shall promptly deliver notice of the approval of the Stockholder Approval Proposal to each Purchaser and file with the Commission a Current Report on Form 8-K disclosing the same.

ARTICLE V.
CONDITIONS PRECEDENT TO CLOSING

Section 5.1 Conditions Precedent to the Obligations of the Purchasers to Purchase Securities. The obligation of each Purchaser to purchase and acquire Securities at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived in writing by such Purchaser (as to itself only):

(a)       Representations. The representations and warranties of the Company contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date which shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality or Material Adverse Effect, in which case such representations and warranties shall be true and correct in all respects) as of such date.

(b)       Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)       Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Securities (including all Required Approvals), all of which shall be and remain so long as necessary in full force and effect.

(e)       Adverse Changes. Since the date hereof, no event or series of events shall have occurred that has had or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)       No Suspensions of Trading in Common Stock. The Common Stock shall not have been suspended, as of the Closing Date, by the Commission or the Principal Trading Market from trading on the Principal Trading Market nor shall suspension by the Commission or the Principal Trading Market have been threatened, as of the Closing Date, either (A) in writing by the Commission or the Principal Trading Market or (B) by falling below the minimum listing maintenance requirements of the Principal Trading Market.

(g)       Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(h)       Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.19 herein.

Section 5.2 Conditions Precedent to the Obligations of the Company to Sell Securities. The Company’s obligation to sell and issue the Securities at the Closing to the Purchasers is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a)       Representations and Warranties. The representations and warranties made by the Purchasers contained herein shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)       Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)       Purchasers Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(e)       Concurrently with the Closing of the transactions contemplated in the Transaction Documents, the Company shall have entered into (i) the second amendment to the working capital facility agreement with Hercules Capital, Inc., as administrative agent and collateral agent and the lenders party thereto, which provides for an aggregate principal amount of $110,000,000 on the Closing Date, (ii) the exchange agreement to repurchase, exchange or convert the outstanding $150,000,000 aggregate principal amount of the Company’s 1.5% senior convertible notes due 2026 (the “2026 Senior Convertible Notes”) and (iii) a note purchase agreement with the purchasers party thereto pursuant to which the Company shall offer and sell $35,000,000 aggregate principal amount of 5.0% senior convertible notes due 2031.

ARTICLE VI.
MISCELLANEOUS

Section 6.1 Fees and Expenses. The Company and the Purchasers shall each pay the fees and expenses of their respective advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party in connection with the negotiation, preparation, execution, delivery and performance of this Agreement; provided, that the Company shall pay the reasonable and documented fees and expenses of legal counsel for the Purchasers in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, which in no event shall exceed $50,000 in the aggregate. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchasers. The Company shall pay all Placement Agent fees relating to or arising out of the transactions contemplated by this Agreement.

Section 6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

Section 6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via electronic mail (provided the sender receives a machine-generated confirmation of successful transmission) at the electronic mail address specified in this Section 6.3 prior to 5:00 P.M., New York City time, on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via electronic mail at the electronic mail address specified in this Section 6.3 on a day that is not a Trading Day or later than 5:00 P.M., New York City time, on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, and (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:

Heron Therapeutics, Inc.

100 Regency Forest Drive, Suite 300

Cary, North Carolina 27518

Telephone No.: (858) 251-4400

Email: iduarte@herontx.com

Attention: Ira Duarte, Executive Vice President, Chief Financial Officer

With a copy to (which shall not constitute notice):	DLA Piper LLP (US) 51 John F. Kennedy Parkway, Suite 120 Short Hills, New Jersey 07078 Telephone No.: (973) 520-2553 Email: Andrew.Gilbert@us.dlapiper.com Attention: Andrew P. Gilbert
If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

Section 6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers of at least a majority in interest of the Securities then held by Purchasers, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought; provided that if any amendment or waiver disproportionately and adversely affects a Purchaser (or group of Purchasers) in any material respect, the consent of such disproportionately affected Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Securities. Notwithstanding the foregoing or anything else herein to the contrary, no amendment, modification, alteration, change or waiver of this Section 6.4 shall be valid without the prior written consent of the Placement Agent, which consent shall not be unreasonably withheld or delayed.

Section 6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

Section 6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement may not be assigned by the Company without the prior written consent of each Purchaser. Any Purchaser may assign its rights hereunder in whole or in part to any Person, including upon an assignment or transfer of any Securities in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Securities, by the terms and conditions of this the Transaction Documents that apply to the “Purchasers.”

Section 6.7 Reliance by and Exculpation of Placement Agents.

(a)       Each Purchaser agrees for the express benefit of the Placement Agent, its affiliates and its representatives that (i) the Placement Agent, its affiliates and its representatives have not made, and will not make, any representations or warranties with respect to the Company or the offer and sale of the Securities, and the Purchaser will not rely on any statements made by the Placement Agent, orally or in writing, to the contrary, (ii) the Purchaser will be responsible for conducting its own due diligence investigation with respect to the Company and the offer and sale of the Securities, (iii) the Purchaser will be purchasing Securities based on the results of its own due diligence investigation of the Company, and the Placement Agent and each of their directors, officers, employees, representatives, and controlling persons have made no independent investigation with respect to the Company, the Securities, or the accuracy, completeness, or adequacy of any information supplied to the Purchaser by the Company, (iv) the Purchaser has negotiated the offer and sale of the Securities directly with the Company, and the Placement Agent will not be responsible for the ultimate success of any such investment and (v) the decision to invest in the Company will involve a significant degree of risk, including a risk of total loss of such investment. Each Purchaser further represents and warrants to the Placement Agent that it, including any fund or funds that it manages or advises that participates in the offer and sale of the Securities, is permitted under its constitutive documents (including, without limitation, all limited partnership agreements, charters, bylaws, limited liability company agreements, all applicable side letters with investors, and similar documents) to make investments of the type contemplated by this Agreement. This Section 6.7 shall survive any termination of this Agreement.

(b)       The Company agrees and acknowledges that the Placement Agent may rely on its representations, warranties, agreements and covenants contained in this Agreement and each Purchaser agrees that the Placement Agent may rely on such Purchaser’s representations and warranties contained in this Agreement as if such representations and warranties, as applicable, were made directly to the Placement Agent.

(c)       Neither the Placement Agent nor any of its affiliates or representatives (i) shall be liable for any improper payment made in accordance with the information provided by the Company; (ii) make any representation or warranty, or have any responsibilities as to the validity, accuracy, value or genuineness of any information, certificates or documentation delivered by or on behalf of the Company pursuant to the Transaction Agreements or in connection with any of the transactions contemplated therein; or (iii) shall be liable (1) for any action taken, suffered or omitted by any of them in good faith and reasonably believed to be authorized or within the discretion or rights or powers conferred upon them by the Transaction Agreements or (2) for anything which any of them may do or refrain from doing in connection with the Transaction Agreements, except in each case for such party’s own gross negligence or willful misconduct.

(d)       The Company agrees that the Placement Agent, its affiliates and its representatives shall be entitled to (i) rely on, and shall be protected in acting upon, any certificate, instrument, notice, letter or any other document or security delivered to any of them by or on behalf of the Company, and (ii) be indemnified by the Company for acting as the placement agent hereunder pursuant to the indemnification provisions set forth in the applicable letter agreement between the Company and the Placement Agent.

Section 6.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person. Notwithstanding the foregoing, the Placement Agent is an intended third-party beneficiary of the representations and warranties of the Company and of each Purchaser set forth in Article III, as well as Section 6.7 of this Agreement and any certificates delivered to confirm the matters set forth in Sections 5.1(a) and 5.2(a) of this Agreement at the Closing.

Section 6.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.10 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

Section 6.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by electronic mail delivery of a “.pdf” format data file (including an electronic submission complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com), such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such electronic mail signature page were an original thereof.

Section 6.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

Section 6.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights, unless such rescission or withdrawal would materially prejudice the Company.

Section 6.14 Replacement of Securities. If any certificate or instrument evidencing any Security mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Security. If a replacement certificate or instrument evidencing any Security is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

Section 6.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. Except as expressly set forth in the Transaction Documents, the parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

Section 6.16 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 6.17 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution to all stockholders of the Company payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

Section 6.18 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Securities pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and any of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statement or opinions. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. Each Purchaser also acknowledges that DLA Piper LLP (US) has rendered legal advice to the Company and not such Purchaser. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any Purchaser.

Section 6.19 Termination. This Agreement may be terminated and the sale and purchase of the Securities abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 P.M., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.19 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.19 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section 6.19, the Company shall promptly notify all non-terminating Purchasers in writing. Upon a termination in accordance with this Section 6.19, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

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EXHIBIT A

FORM OF CERTIFICATE OF DESIGNATION OF

SERIES A CONVERTIBLE PREFERRED STOCK

EXHIBIT B

PLAN OF DISTRIBUTION

We are registering the shares of common stock and the shares of common stock issuable upon conversion of Series A convertible preferred stock (collectively, the “shares”) previously issued in the private placement to permit the resale of these shares of common stock by the holders thereof from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders, which shall include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	through agreements between broker-dealers and the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay all fees and expenses incident to the registration of our securities. We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus. Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

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